EXHIBIT 10.8

Execution Version

Horizon Space Acquisition I Corp.

1412 Broadway, 21st Floor, Suite 21V

New York, NY 10018

December 21, 2022

Horizon Space Acquisition I Sponsor Corp.

PO Box 309, Ugland House

Grand Cayman, KY1-1004, Cayman Islands

Re:	Administrative Service Agreement

Ladies and Gentlemen:

This letter agreement by and between Horizon Space Acquisition I Corp. (the “Company”) and Horizon Space Acquisition I Sponsor Corp. (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date of the Company’s final prospectus (the “Start Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) The Sponsor shall make available, or cause to be made available, to the Company, at 1412 Broadway, 21st Floor, Suite 21V (or any successor location of the Sponsor), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay to the Sponsor the sum of $1,000 per month on the Start Date and continuing monthly thereafter until the Termination Date;

(ii) The Sponsor hereby agrees that the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside the Trust Account (defined below) to pay actual or anticipated expenses in connection with the Company’s initial business combination as described in the Registration Statement. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination; and

(iii) The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

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This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

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Very truly yours,

Horizon Space Acquisition I Corp.

By:	/s /Mingyu (Michael) Li
Name: Mingyu (Michael) Li
Title: Chief Executive Officer

[Signature Page to Administrative Service Agreement – the Company]

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AGREED TO AND ACCEPTED BY:

Horizon Space Acquisition I Sponsor Corp.

By:	/s/ Mingyu (Michael) Li
	Name:	Mingyu (Michael) Li
	Title:	Sole Director

[Signature Page to Administrative Service Agreement – the Sponsor]

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